Exhibit 10.14.3
as of November 13, 2009

Pure Earth Treatment (NJ), Inc.
Pure Earth Recycling (NJ), Inc.
Rezultz, Incorporated
3209 North Mill Road
Vineland, NJ  08360

Attention:  Mark Alsentzer, President

RE: ISDA Master Agreement dated as of November 12, 2008, between Susquehanna Bank (“Party A”) and Casie Ecology Oil Salvage, Inc., MidAtlantic Recycling Technologies, Inc., and Rezultz, Inc. (the “ISDA Master Agreement”).

Dear Mr. Alsentzer:

As you know, Pure Earth Treatment (NJ), Inc. (formerly known as Casie Ecology Oil Salvage, Inc.) and Pure Earth Recycling (NJ), Inc. (formerly known as MidAtlantic Recycling Technologies, Inc.) changed their corporate names on or about July 31, 2009 (the “Name Change”).  Pure Earth Treatment (NJ), Inc., Pure Earth Recycling (NJ), Inc. and Rezultz, Incorporated are hereinafter referred to as  “Party B”..  As of the date hereof, Party B and Party A have the following outstanding agreements relating to the ISDA Master Agreement (collectively, the “Swap Agreements”):

(a)
the Confirmation between Party A and Casie Ecology Oil Salvage, Inc, MidAtlantic Recycling Technologies, Inc., and Rezultz, Inc. (Ref No. CFSUSQHANNA2008111302) dated November 13, 2008 (the “Confirmation”); and

(b)
the ISDA Master Agreement and the Schedule to the ISDA Master Agreement dated as of November 12, 2008 between Party A and Casie Ecology Oil Salvage, Inc., MidAtlantic Recycling Technologies, Inc., and Rezultz, Inc.

In order to reflect the Name Change and to correctly reflect the entity “Rezultz, Inc.” as “Rezultz, Incorporated”, Party A and Party B agree as follows:

1.	Effective as of the date hereof, the Swap Agreements shall be amended as set forth on Annex A hereto. .
2.
Party A and Party B each make as of the date hereof the representations and warranties to the other that are contained in Section 3(a) through (c) of the ISDA Master Agreement (both with respect to the Swap Agreements and this letter agreement).

3.
Except for any amendment to the Swap Agreements pursuant to this letter agreement, all terms and conditions of the Swap Agreements will continue in full force and effect in accordance with their respective provisions on the date of this letter agreement.  References to the Swap Agreements, or any one of them, will be to the Swap Agreements, as amended by this letter agreement.

4.
This letter agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto. No amendments, modification or waiver in respect of this letter agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties. This letter agreement may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original. This letter agreement shall be governed by and construed in accordance with the law specified in the Schedule to the ISDA Master Agreement.

Please confirm your agreement to the foregoing by executing this letter agreement and delivering an executed copy to Party A, Attention: Please provide Susquehanna Bank via mail or facsimile (856) 756-7825 as soon as possible.

Agreed and consented by:

SUSQUEHANNA BANK

By: ____/s/  Hugh J. Arbuthnot__________
Name: Hugh J. Arbuthnot
Title: Assistant Vice President

PURE EARTH TREATMENT (NJ), INC. (formerly known as CASIE ECOLOGY OIL SALVAGE, INC.), a New Jersey corporation

By: ____/s/  Mark Alsentzer___________
Mark Alsentzer
President

PURE EARTH RECYCLING (NJ), INC., (formerly
known as MIDATLANTIC RECYCLING
TECHNOLOGIES, INC.), a Delaware corporation

By: ___/s/  Mark Alsentzer____________
Mark Alsentzer
President

REZULTZ, INCORPORATED, a New Jersey Corporation

By: ___/s/  Mark Alsentzer____________
Mark Alsentzer
President

Annex A
Any references in the Swap Agreements to:
(a)           “Casie Ecology Oil Salvage, Inc.” is amended and restated as “Pure Earth Treatment (NJ), Inc.”;
(b)           “MidAtlantic Recycling Technologies, Inc.” is amended and restated as “Pure Earth Recycling (NJ), Inc.”; and
(c)           “Rezultz, Inc.” is amended and restated as “Rezultz, Incorporated”.